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                                                         Exhibits 5(b) and 23(a)


                [Milbank, Tweed, Hadley & McCloy LLP letterhead]

                                  May 19, 1999



First Albany Companies Inc.
30 S. Pearl Street
Albany, New York  12207-1599

Dear Sirs:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") which First Albany Companies Inc., a New York corporation (the "Company"), proposes to file with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 800,000 shares of Common Stock, $.01 par value, of the Company (the "Shares") pursuant to the First Albany Companies Inc. 1999 Long-Term Incentive Plan (the "Plan"). In connection with the forgoing registration, we have acted as counsel for the Company, and as such counsel, we are familiar with the corporate proceedings taken by the Company in connection with the authorization and sales of the Shares and with the provisions of the Plan, in accordance with which the sales of the Shares are to be made, in the form incorporated by reference as an exhibit to the Registration Statement.

                  We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such letter documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

                  Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares have been duly authorized and, when certificates representing the Shares shall have been executed in facsimile by proper officers of the Company, authenticated by the transfer agent and registrar for the Shares, delivered to persons entitled thereto pursuant to the Plan in accordance with the terms thereof and paid for in cash (or other consideration acceptable under New York law) in an amount not less than the par value of the Shares, the Shares will have been legally and validly issued, and will be fully paid and nonassessable.


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                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                         Very truly yours,


                                         /s/ MILBANK, TWEED, HADLEY & McCLOY LLP


HSK/FCK

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